Exhibit 99.1

FOR IMMEDIATE RELEASE

December 16, 2021	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR

THE FOURTH QUARTER AND YEAR ENDED SEPTEMBER 28, 2021

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal fourth quarter and year ended September 28, 2021.

Key highlights of the Company’s financial results include:

•	Total Revenues increased 12.8% to $124.0 million for the year compared to fiscal 2020
•	Total Restaurant Sales increased 17.6% to $33.5 million for the quarter compared to the same prior-year quarter and 12.8% to $123.1 million for the year
•	Total Restaurant Sales for Bad Daddy’s restaurants increased $5.2 million to $24.5 million for the quarter compared to the same prior-year quarter and 16.1% to $88.6 million for the year
•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 22.8% for the quarter and 18.2% for the fiscal year
•	Total Restaurant Sales for Good Times restaurants were $8.8 million for the quarter and $34.5 million for the year
•	Same Store Sales for company-owned Good Times restaurants decreased 0.2% for the quarter and increased 10.5% for the fiscal year
•	The Company opened one traditional Bad Daddy’s restaurant and one non-traditional location (Bad Daddy’s at Tivoli) during the quarter
•	Net Income Attributable to Common Shareholders was $1.3 million for the quarter
•	Net Income Attributable to Common Shareholders was $16.8 million for the year
•	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $2.5 million and $9.6 million for the year
•	The Company ended the quarter with $8.9 million in cash and no borrowings outstanding under its senior credit facility

Ryan M. Zink, the Company’s President and Chief Executive Officer, said, “We concluded our fiscal year with record sales at both of our brands and for the Company as a whole. This sales strength, particularly at Bad Daddy’s, has continued into the first quarter of fiscal 2022. I am extremely proud of our team for successfully battling through the varied challenges that our industry has faced in the wake of the pandemic. In addition to generating record sales, through strong operations, we have also achieved record profitability in fiscal 2021.”

Mr. Zink continued, “We expect 2022 to be equally challenging. The industry faces increasing inflationary pressure, supply chain constraints, and an extremely tight staffing market. As consistent in the industry, we have raised prices and expect to increase prices in the future, however, we will be disciplined in doing so, expecting some margin compression as menu price increases occur at a slower rate than our input prices are increasing. We remain committed to the long-term success of both of our brands and all decisions we make will support that commitment. I have continued confidence in our strong team that has proven itself adaptable and capable of navigating an unpredictable operating environment.”

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

1

Fiscal 2022 Outlook:

In light of the ongoing uncertainty surrounding COVID-19, impacts of supply chain constraints and the current inflationary environment, the Company is not, at this point, providing a financial forecast for fiscal 2022.

Although all Bad Daddy’s dining rooms are currently open and capacity restrictions have been lifted in most locations, the possibility remains that temporary closures and/or capacity restrictions might be put in place with limited notice. Should such restrictions be mandated or should customer behaviors be altered by changing public health guidance or perceptions related to COVID-19, the Company could adjust financial performance expectations.

Conference Call: Management will host a conference call to discuss its 2021 fourth quarter and fiscal year end financial results on Thursday, December 16, 2021 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its President and Chief Executive Officer.

The conference call can be accessed live over the phone by dialing 844-200-6205 and entering Participant access code 827058. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 42 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises a regional quick-service restaurant chain consisting of 32 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer:

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 28, 2021, filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

2

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Year-To-Date
Statement of Operations	September 28, 2021	September 29, 2020	September 28, 2021	September 29, 2020
Net revenues:
Restaurant sales	$33,281	$28,297	$123,058	$109,078
Franchise revenues	238	208	895	780
Total net revenues	33,519	28,505	123,953	109,858
Restaurant operating costs:
Food and packaging costs	10,127	8,350	36,164	32,599
Payroll and other employee benefit costs	11,262	9,465	41,049	38,762
Restaurant occupancy costs	2,282	2,136	8,815	8,875
Other restaurant operating costs	4,070	3,349	14,911	12,148
Preopening costs	346	39	766	1,031
Depreciation and amortization	1,045	954	3,842	4,129
Total restaurant operating costs	29,132	24,293	105,547	97,544

General and administrative costs	2,340	1,457	9,437	6,781
Advertising costs	466	422	2,082	1,993
Franchise costs	5	6	27	20
Goodwill impairment charge	-	-	-	10,000
Asset impairment charge	-	315	-	5,606
Gain on disposal of restaurants and equipment	(9)	(9)	(37)	(45)
Income (loss) from operations	1,585	2,021	6,897	(12,041)
Other income (expense):
Interest income (expense), net	(25)	(115)	(269)	(753)
Gain on debt extinguishment	-	-	11,778	-
Total other expense	(25)	(115)	11,509	(753)
Net income (loss) before income taxes	1,560	1,906	18,406	(12,794)
Provision for income taxes	6	-	6	-
Net income (loss)	1,554	1,906	18,400	(12,794)
Loss (income) attributable to non-controlling interests	(300)	(384)	(1,613)	(1,122)
Net Income (loss) attributable to common shareholders	$1,254	$1,522	$16,787	$(13,916)

Basic income (loss) per share	$0.10	$0.12	$1.32	$(1.10)
Diluted income (loss) per share	$0.10	$0.12	$1.31	$(1.10)

Basic weighted average common shares outstanding	12,778	12,601	12,677	12,595
Diluted weighted average common shares outstanding	13,085	12,601	12,828	12,595

3

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Balance Sheet Data	September 28, 2021	September 29, 2020
Cash and cash equivalents	$8,856	$11,454

Current assets	11,444	13,491

Total assets[1]	$93,681	$99,693

Current maturities of long-term debt	$-	$-

Long-term debt due after one year	-	10,903

Stockholders’ equity	$30,870	$14,983

1 Includes operating lease right-of-use assets.

Supplemental Information# (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	-----------------------------------Fiscal Fourth Quarter-----------------------------------
	2021	2020	2021	2020
Restaurant sales	$24,447	$19,287	$8,768	$9,010
Restaurants opened during period	2	-	-	-
Restaurants closed during period	-	-	-	-
Restaurants open at period end	39	37	24	25

Restaurant operating weeks	496	481	312	325

Average weekly sales per restaurant	$49.3	$40.1	$28.1	$27.7

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	-----------------------------------Fiscal Year-----------------------------------
	2021	2020	2021	2020
Restaurant sales	$88,529	$76,315	$34,463	$32,763
Restaurants opened during period	2	2	-	-
Restaurants closed during period	-	-	1	1
Restaurants open at period end	39	37	24	25

Restaurant operating weeks	1,943	1,952	1,254	1,339

Average weekly sales per restaurant	$45.6	$39.1	$27.5	$24.5

*Information in the above tables exclude the non-traditional Bad Daddy’s at Tivoli restaurant.

4

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	---------------------------------------------------------Fiscal Quarter Ended---------------------------------------------------------
	September 28, 2021		September 29, 2020		September 28, 2021		September 29, 2020		Sept 29, 2021	Sept 29, 2020

Restaurant sales	$24,513	100.0%	$19,287	100.0%	$8,768	100.0%	$9,010	100.0%	$33,281	$28,297
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	7,629	31.1%	5,545	28.7%	2,498	28.5%	2,805	31.1%	10,127	8,350
Payroll and benefits costs	8,414	34.3%	6,597	34.2%	2,848	32.5%	2,868	31.8%	11,262	9,465
Restaurant occupancy costs	1,608	6.6%	1,423	7.4%	674	7.7%	713	7.9%	2,282	2,136
Other restaurant operating costs	3,195	13.0%	2,530	13.1%	875	10.0%	819	9.1%	4,070	3,349
Restaurant-level operating profit	$3,667	15.0%	$3,192	17.1%	$1,873	21.4%	$1,805	20.0%	$5,540	$4,997

Franchise royalty income, net									238	208
Deduct - Other operating:
Depreciation and amortization									1,045	954
General and administrative									2,340	1,457
Advertising costs									466	422
Franchise costs									5	6
Gain on restaurant asset sale									(9)	(9)
Impairment of long-lived assets									-	315
Pre-opening costs									346	39
Total other operating									4,193	3,184

Income from operations									$1,585	$2,021

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

5

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	---------------------------------------------------------Year to Date---------------------------------------------------------
	September 28, 2021		September 29, 2020		September 28, 2021		September 29, 2020		Sept 29, 2021	Sept 29, 2020

Restaurant sales	$88,595	100.0%	$76,315	100.0%	$34,463	100.0%	$32,763	100.0%	$123,058	$109,078

Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	26,123	29.5%	22,527	29.5%	10,041	29.1%	10,072	30.7%	36,164	32,599
Payroll and other employee benefit costs	30,058	33.9%	27,790	36.4%	10,991	31.9%	10,972	33.5%	41,049	38,762
Restaurant occupancy costs	5,960	6.7%	6,023	7.9%	2,855	8.3%	2,852	8.7%	8,815	8,875
Other restaurant operating costs	11,643	13.1%	9,208	12.1%	3,268	9.5%	2,940	9.0%	14,911	12,148
Restaurant-level operating profit	$14,811	16.7%	$10,767	14.1%	$7,308	21.2%	$5,927	18.1%	$22,119	$16,694

Franchise royalty income, net									895	780
Deduct - Other operating:
Depreciation and amortization									3,842	4,129
General and administrative									9,437	6,781
Advertising costs									2,082	1,993
Franchise costs									27	20
Gain on restaurant asset sale									(37)	(45)
Impairment of goodwill									-	10,000
Impairment of long-lived assets									-	5,606
Pre-opening costs									766	1,031
Total other operating									16,117	29,834

Income (loss) from operations									$6,897	$(12,041)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

6

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which includes fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2021 and fiscal 2020, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended		Year-to-Date
	Sept 28, 2021	Sept 29, 2020	Sept 28, 2021	Sept 29, 2020
Adjusted EBITDA:
Net income (loss), as reported	$1,254	$1,522	$16,787	$(13,916)
Depreciation and amortization [1]	1,025	942	3,770	4,082
Provision for income taxes	6	-	6	-
Interest expense, net	24	115	269	753
EBITDA	2,309	2,579	20,832	(9,081)
Pre-opening expense	346	40	766	1,032
Non-cash stock-based compensation	36	60	362	283
GAAP rent-cash rent difference	(228)	(88)	(508)	(207)
Gain on disposal of assets	(9)	(9)	(37)	(45)
Goodwill impairment charge	-	-	-	10,000
Gain on debt extinguishment	-	-	(11,778)	-
Asset impairment charge [1]	-	315	-	5,606
Adjusted EBITDA	$2,454	$2,897	$9,637	$7,588

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income (loss) before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

1 Depreciation and amortization, and asset impairment charge have been reduced by any amounts attributable to non-controlling interests.

7

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.